UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 2, 2020
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET, YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Securities registered pursuant to Section 12(g) of the Act:

COMMON STOCK, NO PAR VALUE	YORW	The NASDAQ Global Select Market
(Title of Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer

As previously announced, the Board of Directors (the “Board”) of The York Water Company (the “Company”) has accepted the retirement of its President and Chief Executive Officer Jeffrey R. Hines effective on March 1, 2020.  Mr. Hines served as the Company’s President and Chief Executive Officer since 2008.

Appointment of President and Chief Executive Officer

The Board has appointed Joseph T. Hand, who has served as the Company’s Chief Operating Officer since March 2008, to the officer positions of President and Chief Executive Officer effective March 1, 2020.  In addition, the Board appointed Mr. Hand to the Board of Directors.  Mr. Hand was appointed to a class of directors with terms expiring at the 2020 Annual Meeting of Shareholders.

Prior to joining the Company, Mr. Hand was Chief of the Navigation Branch, Baltimore District, for the U.S. Army Corps of Engineers from September 2006 to February 2008, and Deputy Commander and Deputy District Engineer for the Corps of Engineers from June 2003 to September 2006.  Prior to the Army Corps, Mr. Hand held various positions in the U.S. Army.

Appointment of Chief Operating Officer

The Board has appointed Mark A. Wheeler, who has served as the Company’s Chief Administrative Officer since September 2019, to the officer positions of Chief Operating Officer and Secretary effective March 1, 2020.

Prior to joining the Company, Mr. Wheeler was the Chief Financial Officer for Knott Mechanical, Hunt Valley, MD from July 2015 to August 2019, Chief Financial Officer for New Standard Corporation, York, PA from January 2006 to July 2015, Senior Manager, Financial Analysis for Armstrong World Industries, Lancaster, PA from November 2004 to January 2006, and Site Controller for Armstrong World Industries, Lancaster, PA from March 2003 to November 2004.  Prior to that, Mr. Wheeler held various positions of increasing responsibility for York International Corporation and Gichner Systems Group.

As current officers of the Company, Mr. Hand and Mr. Wheeler will continue to participate in agreements with benefits, terms and conditions which are described in the Company’s proxy statement filed on March 22, 2019 in the “Compensation of Directors and Executive Officers” section.  The benefit Mr. Hand is entitled to receive under the Company’s supplemental executive retirement plan has been increased to $800,000, and Mr. Hand will receive a first-year equity award of 2,000 shares in accordance with the company’s Long-Term Incentive Plan.

There are no arrangements or understandings between Mr. Hand or Mr. Wheeler and any other person pursuant to which Mr. Hand was selected as an officer and director or Mr. Wheeler was selected as an officer, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Hand or Mr. Wheeler that are required to be disclosed by Item 404(a) of Regulation S-K.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Matthew E. Poff
Date: March 2, 2020	Matthew E. Poff
Chief Financial Officer